AMENDED AND RESTATED GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

BETWEEN

J.P.MORGAN EXCHANGE-TRADED FUND TRUST

AND
JPMORGAN CHASE BANK, N.A.

jpmorgan.com

AMENDED AND RESTATED

GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

Contents

1.	INTENTION OF THE PARTIES; DEFINITIONS		4

	1.1	Intention of the Parties	4

	1.2	Definitions	4

2.	WHAT BANK IS REQUIRED TO DO		7

	2.1	Set Up Accounts	7

	2.2	Cash Account	8

	2.3	Segregation of Assets; Nominee Name	8

	2.4	Settlement of Trades	9

	2.5	Contractual Settlement Date Accounting	10

	2.6	Actual Settlement Date Accounting	10

	2.7	Income Collection (AutoCredit®)	10

	2.8	Certain Ministerial Acts	11

	2.9	Corporate Actions	11

	2.10	Class Action Litigation	12

	2.11	Proxies	12

	2.12	Statements and Information Available On-Line and other Reports	14

	2.13	Access to Bank’s Records	14

	2.14	Maintenance of Financial Assets at Subcustodian Locations	15

	2.15	Basket Management Services; Tax Relief Services	15

	2.16	Fund Accounting Services	16

	2.17	Restricted Markets	16

	2.18	Compliance with rule 17f-5 (“rule 17f-5”)	17

	2.19	Compliance with rule 17f-7 (“rule 17f-7”)	18

	2.20	Notifications	19

	2.21	Agency Services to Facilitate Certain Foreign Exchange Transactions	19

3.	INSTRUCTIONS		20

	3.1	Acting on Instructions; Unclear Instructions	20

	3.2	Verification and Security Procedures	20

	3.3	Instructions; Contrary to Law/Market Practice	21

	3.4	Cut-off Time	21

	3.5	Electronic Access	21

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4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK		21

	4.1	Fees and Expenses	21

	4.2	Overdrafts	21

	4.3	Bank’s Right Over Securities; Set-off	22

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS		23

	5.1	Appointment of Subcustodians; Use of Securities Depositories	23

	5.2	Liability for Subcustodians	25

	5.3	Use of Agents	25

6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER		26

	6.1	Representations of Customer and Bank	26

	6.2	Customer to Provide Certain Information to Bank	26

	6.3	Customer is Liable to Bank Even if it is Acting for Another Person	27

	6.4	Special Settlement Services	27

7.	WHEN BANK IS LIABLE TO CUSTOMER		27

	7.1	Standard of Care; Liability	27

	7.2	Force Majeure	29

	7.3	Bank May Consult With Counsel	29

	7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result	29

	7.5	Assets Held Outside Bank’s Control	30

	7.6	Service Locations	30

8.	TAXATION		30

	8.1	Tax Obligations	30

	8.2	Tax Relief Services	31

9.	TERMINATION		31

	9.1	Term; Termination	31

	9.2	Appointment of Successor Custodian; Exit Procedure	32

	9.3.	Inactive Securities Accounts	33

10.	MISCELLANEOUS		33

	10.1	Notices	33

	10.2	Successors and Assigns	33

	10.3	Interpretation	34

	10.4	Entire Agreement	34

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10.5	Information Concerning Deposits at Bank’s Non-U.S. Branches	34

10.6	Insurance	34

10.7	Governing Law and Jurisdiction	35

10.8	Severability; Waiver; and Survival	35

10.9	Counterparts	35

10.10	Security Holding Disclosure	36

10.11	U.S. Regulatory Disclosure	36

10.12	Confidentiality	36

10.13	Data Privacy	37

10.14	No Third Party Beneficiaries	37

10.15	Several Obligations of the Funds	38

SCHEDULE A List of Entities Covered by the Global Custody Agreement		40

SCHEDULE B Global Custody Fee Schedule to the Global Custody Agreement		41

SCHEDULE C Fund Accounting Services		49

SCHEDULE D J.P. Morgan Investor Services Global Custody Restricted Markets Schedule		53

SCHEDULE E BASKET MANAGEMENT SERVICES		55

ANNEX A Electronic Access		56

APPENDIX 1 Information Regarding Country Risk		58

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AMENDED AND RESTATED

GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

This Amended and Restated Global Custody and Fund Accounting Agreement (this “Agreement”) is dated as of October 1, 2017 and is between JPMORGAN CHASE BANK, N.A. (“Bank”), with a place of business at 4 Chase Metrotech Center, 6th Floor, Brooklyn, NY 11245; and J.P. Morgan Exchange-Traded Fund Trust (the “Trust”) severally and on behalf of its series listed on Schedule A hereto (each, a “Fund” and together the “Funds”), as may be amended from time to time, with a place of business at 270 Park Avenue, New York, NY 10017. For purposes of this Agreement, each individual Fund is a separate “Customer.”

WHEREAS, Bank and each Customer entered into a Global Custody Agreement dated as of May 7, 2014, as amended and supplemented from time to time (the “Original Agreement”);

WHEREAS, Bank and each Customer now wish to amend and restate the Original Agreement, as well as their rights and obligations therein, by entering into this Agreement; and

NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Original Agreement as follows:

1.    INTENTION OF THE PARTIES; DEFINITIONS

1.1    Intention of the Parties.

(a)    This Agreement sets out the terms governing custodial, settlement and certain other associated services offered by Bank to Customer. Bank will be responsible for the performance of only those Securities custody duties that are set forth in this Agreement. Customer acknowledges that Bank is not providing any legal, tax or investment advice in connection with the services hereunder.

(b)    Investing in foreign markets may be a risky enterprise. The holding of Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special considerations. Bank will not be liable for any loss that results from the general risks of investing or Country Risk.

1.2    Definitions.

(a)    As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity controlling, controlled by, or under common control with, Bank.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“AML/Sanctions Requirements” means (a) any Applicable Law (including but not limited to the rules and regulations of the United States Office of Foreign Assets Control) applicable to Bank, or to any Bank Affiliate engaged in servicing any Account, which governs (i) money laundering, the financing of terrorism, insider dealing or other unlawful activities, or the use of financial institutions to facilitate such activities or (ii) transactions involving individuals or institutions which have been prohibited by, or subject to, sanctions of any governmental authority; and (b) any Bank policies and procedures reasonably designed to assure compliance with any such Applicable Law.

“Applicable Laws” means the applicable laws in force in the United States, including the Investment Company Act of 1940 (“1940 Act”); the Investment Advisers Act of 1940, as amended; the Securities Act of 1933, as amended (“1933 Act”) and the Securities Exchange Act of 1934, as amended (“1934 Act”) as well as any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from Customer (or by any agent designated by Customer, including, without limitation, an investment manager) to act on behalf of Customer hereunder. Such persons will continue to be Authorized Persons until such time as Bank receives Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

“Bank Indemnitees” means Bank, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

“Bank’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Business Day” means a day on which the Bank is generally open for business.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non public information concerning the Customer or the Accounts which Bank receives in the course of providing services under this Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than Bank’s breach of the terms of this Agreement or information that Bank obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidentiality to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the holder, but does not include proxy solicitations.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

“Instructions” means any instructions that have been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which Bank reasonably believes to have been given by an Authorized Person.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’ fees and disbursements).

“Securities” means stocks, bonds, rights, warrants and other negotiable and non-negotiable instruments, whether issued in certificated or uncertificated form, that are commonly traded or dealt in on securities exchanges or financial markets. “Securities” also means other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to Bank for the Securities Account.

“Securities Account” means each Securities custody account on Bank’s records to which Financial Assets are or may be credited pursuant hereto.

“Securities Depository” has the meaning set forth in Section 5.1 of this Agreement.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means Bank, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means security procedures to be followed by Customer upon the issuance of an Instruction and/or by Bank upon the receipt of an Instruction, so as to enable Bank to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a message (for example, a SWIFT message) issued in the name of Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Services” means the Custody Services provided under the Agreement.

“Subcustodian” has the meaning set forth in Section 5.1 and includes Affiliated Subcustodians.

(b)    All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

2.    WHAT BANK IS REQUIRED TO DO

2.1    Set Up Accounts.

(a)    Bank will establish and maintain the following accounts (“Accounts”):

(i)	a Securities Account in the name of Customer for Financial Assets, which may be received by or on behalf of Bank or its Subcustodian for the account of Customer, including as an Entitlement Holder; and

(ii)	an account in the name of Customer (“Cash Account”) for any and all cash in any currency received by or on behalf of Bank for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or a Securities Depository will be held in that manner and will not be part of the Cash Account.

(b)    At the request of Customer, additional Accounts may be opened in the future, which will be subject to the terms of this Agreement.

(c)    Upon thirty (30) days’ prior notice to the Customer, the Bank may close any Account that it reasonably determines to be dormant unless the Customer objects to the closure of the Account. In the case of a dormant Cash Account, the Bank may, upon closure of the Account, pay any de minimis balances in that Cash Account into another Cash Account of the Customer, and is authorized to enter into with Customer any foreign exchange transactions, subject to the provisions of Section 2.21, needed to facilitate the payment.

(d)    The Bank’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon the Bank receiving such of the following documents as the Bank may require:

(i) a certified copy of the Customer’s constitutional documents as in force at the time of receipt;

(ii) evidence reasonably satisfactory to the Bank of the due authorization and execution of this Agreement by the Customer (for example by a certified copy of a resolution of the Customer’s board of directors or equivalent governing body);

(iii) fund manager mandate completed by the fund manager designated by the Customer;

(iv) information about the Customer’s financial status, such as its audited and unaudited financial statements, if any; and

(v) in the case of any Account opened in a name other than that of the Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iv).

2.2    Cash Account.

(a)    Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account will be (i) deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank’s head office or at one of its non-U.S. branch offices and will constitute a debt owing to the Customer by Bank as banker, provided that (A) any cash so deposited with a non-US branch office will be payable exclusively by that branch office in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency and (B) from time to time, the Bank may, in its discretion, pay interest on any such deposit account at a rate to be determined by the Bank (or charge interest if, at the time, the prevailing interest rate in the relevant market for similar deposits in the same currency is negative); or (ii) placed by the Bank with a bank or other financial institution in the country in which the applicable currency is issued, in which case the deposit will constitute a debt owing to the Customer by that bank or other financial institution and not the Bank, payable exclusively in the applicable currency at that bank or financial institution.

(b)    Any amounts credited by the Bank to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if the Bank does not receive final payment in a timely manner. The Bank will notify the Customer promptly of any such reversal.

2.3    Segregation of Assets; Nominee Name.

(a)    Bank will identify in its records that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by Bank and Customer).

(b)    To the extent permitted by Applicable Law or market practice, Bank will require each Subcustodian to identify in its own records that Financial Assets held at such Subcustodian by Bank on behalf of its customers belong to customers of Bank, such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

(c)    Bank is authorized, in its discretion,

(i)	to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank or its Subcustodian in bearer form;

(ii)	to hold Securities in or deposit Securities with any Securities Depository, settlement system or dematerialized book entry or similar systems; and

(iii)	to register in the name of Customer, Bank, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

(d)    Bank is authorized, when directed to do so by Customer, to hold Financial Assets at third parties and to register Financial Assets in broker “street name” or in the name of other third parties (or their nominees). Notwithstanding Section 7.1, Bank shall have no liability for any loss of Financial Assets or other damages resulting from holding or registering Financial Assets as long as Bank correctly follows Customer’s Instructions in doing so.

Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts and will accept delivery of Financial Assets of the same class and denomination as those with Bank or its Subcustodian.

(e)    In the event that Customer requests the opening of any additional Account for the purpose of holding collateral pledged by Customer to a securities exchange, clearing corporation or other central counterparty (a “Counterparty”) to secure trading activity by Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between the Bank and the Counterparty in addition to the terms of this Agreement to the extent applicable.

2.4    Settlement of Trades.

When Bank receives an Instruction directing settlement of a transaction in Financial Assets that includes all information required by Bank, Bank will use reasonable care to effect such settlement as instructed. Settlement of transactions in Financial Assets will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Without limiting the generality of the foregoing, the risk of loss will be Customer’s whenever Bank delivers Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of the expected consideration. In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, Bank will contact the counterparty to seek settlement, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

2.5    Contractual Settlement Date Accounting.

(a)    Bank will effect book entries on a “contractual settlement date accounting” basis as described below with respect to the settlement of trades in those markets where Bank generally offers contractual settlement date accounting and will notify Customer of those markets from time to time.

(i)	Sales: On the settlement date for a sale, Bank will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at the Bank pending settlement of the trade where not already delivered.

(ii)	Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), Bank will debit the Cash Account for the settlement amount and credit a separate account at the Bank. Bank then will post the Securities Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them.

Bank reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b)    Bank may (in its absolute discretion) upon oral or written notification to Customer reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement, and Customer will be responsible for any costs or liabilities resulting from such reversal. Customer acknowledges that the procedures described in this sub-section are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer pursuant to this sub-section.

2.6    Actual Settlement Date Accounting.

With respect to any sale or purchase transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, Bank will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received by Bank.

2.7    Income Collection (AutoCredit®).

(a)    The Bank will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets held in the Securities Account, and will promptly notify the Customer of such information.

(b)    Bank will credit the Cash Account with income and redemption proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by Bank or any third party (“AutoCredit”) for those Financial Assets and/or markets for which Bank customarily offers an AutoCredit service. However, Bank reserves the right to restrict in good faith the availability of AutoCredit for credit or operational reasons. Upon request, Bank shall provide Customer with a list of AutoCredit markets. Bank may add markets or remove markets from the list of AutoCredit markets upon commercially reasonable notice to the Customer. Bank may reverse such credits upon oral or written notification to Customer that Bank believes that the corresponding payment will not be received by Bank within a reasonable period or such credit was incorrect.

(c)    When the AutoCredit service is not available, income on Financial Assets, net of any taxes withheld by the Bank or any third party, will be credited only after actual receipt and reconciliation by the Bank.

(d)    Bank will make good faith efforts to timely contact appropriate parties to collect unpaid interest, dividends, or redemption proceeds, but neither Bank nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

2.8    Certain Ministerial Acts.

Until Bank receives Instructions to the contrary, Bank will:

(a)    present all Financial Assets for which Bank has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(b)    execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets;

(c)    exchange interim or temporary documents of title for Financial Assets held in the Securities Account for definitive documents of title; and

(d)    provide information concerning the Accounts to Subcustodians, Securities Depositories, counterparties, issuers of Financial Assets, governmental entities, securities exchanges, self-regulatory entities, and similar entities to the extent required by Applicable Law or as may be required in the ordinary course by market practice or otherwise in order to provide the services contemplated by this Agreement.

2.9    Corporate Actions.

(a)    Bank will notify Customer of any Corporate Action of which information is either (i) received by it or by a Subcustodian to the extent that Bank’s central corporate actions department has actual knowledge of the Corporate Action in time to notify its customers in a timely manner; or (ii) published via a formal notice in publications and reporting services routinely used by Bank for this purpose in time for Bank to notify its customers in a timely manner. Bank does not commit, however, to provide information concerning Corporate Actions relating to Financial Assets being held at Customer’s request in a name not subject to the control of Bank or its Subcustodian.

(b)    If an Authorized Person fails to provide Bank with timely Instructions with respect to any Corporate Action or class action, neither Bank nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action or class action, except as otherwise agreed in writing by Bank and Customer or as may be set forth by Bank as a default action in the notification it provides under Section 2.9 (a) with respect to that Corporate Action or class action.

(c)    Bank may sell or otherwise dispose of fractional interests in Financial Assets arising out of a Corporate Action or class action litigation and, to the extent necessary to protect Customer’s interest in that Corporate Action or class action, credit the Cash Account with the proceeds of the sale or disposition. If some, but not all, of an outstanding class of Financial Asset is called for redemption, Bank may allot the amount redeemed among the respective beneficial holders of such class of Financial Asset in any manner Bank deems to be fair and equitable. Bank will promptly notify Customer of any action taken pursuant to this sub-section.

(d)    Notices of Corporate Actions and class actions dispatched to Customer may have been obtained from sources which Bank does not control and may have been translated or summarized. Although Bank believes such sources to be reliable, Bank has no duty to verify the information contained in such notices nor the faithfulness of any translation or summary and therefore does not guarantee its accuracy, completeness or timeliness, and shall not be liable to Customer for any loss that may result from relying on such notice.

2.10    Class Action Litigation.

Any notices received by Bank’s corporate actions department about U.S. settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly provided to Customer if Bank, using reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Assets in custody with Bank at the relevant time. Bank will not make filings in the name of Customer in respect to such notifications.

2.11    Proxies.

(a)    Subject to and upon the terms of this sub-section, Bank will provide Customer with information which it receives on matters to be voted upon at meetings of holders of Financial Assets (“Notifications”), and Bank will act in accordance with Customer’s Instructions in relation to such Notifications (“the active proxy voting service”). If information is received by Bank at its proxy voting department too late to permit timely voting by Customer, Bank’s only obligation will be to provide, so far as reasonably practicable, a Notification (or summary information concerning a Notification) on an “information only” basis.

(b)    The active proxy voting service is available only in certain markets, details of which are available from Bank on request. Provision of the active proxy voting service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

(c)    Bank will act upon Instructions to vote on matters referred to in a Notification, provided Instructions are received by Bank at its proxy voting department by the deadline referred to in the relevant Notification. If Instructions are not received in a timely manner, Bank will not be obligated to provide further notice to Customer and shall not be obliged to vote. It is Customer’s obligation to monitor the agreed upon means of providing Notifications to determine if new Notifications have been received.

(d)    Bank reserves the right to provide Notifications or parts thereof in the language received. Bank will attempt in good faith to provide accurate and complete Notifications, whether or not translated.

(e)    Customer acknowledges that Notifications and other information furnished pursuant to the active proxy voting service (“information”) are proprietary to Bank and that Bank owns all intellectual property rights, including copyrights and patents, embodied therein. Accordingly, Customer will not make any use of such information except in connection with the active proxy voting service.

(f)    In markets where the active proxy voting service is not available or where Bank has not received a duly completed enrollment form or other relevant documentation, Bank will not provide Notifications to Customer but will endeavor to act upon Instructions to vote on matters before meetings of holders of Financial Assets where it is reasonably practicable for Bank (or its Subcustodians or nominees as the case may be) to do so and where such Instructions are received in time for Bank to take timely action (the “passive proxy voting service”).

(g)    Customer acknowledges that the provision of proxy voting services (whether active or passive) may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)	the Financial Assets being on loan or out for registration,

(ii)	the pendency of conversion or another corporate action;

(iii)	Financial Assets being held at Customer’s request in a name not subject to the control of Bank or its Subcustodian;

(iv)	in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting;

(v)	local market regulations or practices, or restrictions by the issuer;

(vi)	Bank being required to vote all shares held for a particular issue for all of

Bank’s customers on a net basis (i.e. a net yes or no vote based on voting instructions received from all its customers). Where this is the case, Bank will inform Customer by means of the Notification.

(h)    Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements, in performing active or passive voting proxy services Bank will be acting solely as the agent of Customer, and will not exercise any discretion, with regard to such proxy services or vote any proxy except when directed by an Authorized Person.

2.12    Statements and Information Available On-Line and other Reports.

(a)    Bank will send, or make available on-line, to Customer, at times mutually agreed upon, a formal statement of account in Bank’s standard format for each Account maintained by Customer with Bank, identifying the Financial Assets and cash held in each Account (each such statement a “Statement of Account”). Additionally, Bank will send (or make available on-line to) Customer an advice or notification of any transfers of cash or Financial Assets with respect to each Account. Bank will not be liable with respect to any matter set forth in those portions of any Statement of Account or any such advice (or reasonably implied therefrom) to which Customer has not given Bank a written exception or objection within sixty (60) days of receipt of the Statement of Account, provided such matter is not the result of Bank’s negligence, willful misconduct or bad faith. References in this Agreement to Statements of Account include Statements of Account in electronic form.

(b)    Prices and other information obtained from third parties which may be contained in any Statement of Account or other statement sent to Customer have been obtained from sources Bank believes to be reliable. Bank does not, however, make any representation as to the accuracy of such information or that the prices specified necessarily reflect the proceeds that would be received on a disposal of the relevant Financial Assets.

(c)    Customer acknowledges that, except for Statements of Account or as otherwise expressly agreed by Bank, records and reports available to it on-line may not be accurate due to mis-postings, delays in updating Account records, and other causes. Bank will not be liable for any loss or damage arising out of the inaccuracy of any such records or reports accessed on-line.

In the event of a known systemic issue with data available to Customer on-line, Bank will provide notice as soon as practicable to Customer of such issue via banner headline on the on-line system or other appropriate means of communication.

(d)    Upon written request, Bank will supply a copy of its current SAS 70 Report to Customer. Upon written request, Bank shall provide Customer with information about Bank’s processes for the management and monitoring of Subcustodians for safeguarding Financial Assets.

2.13    Access to Bank’s Records.

The Bank shall create and maintain records relating to its activities and obligations under this Agreement in such manner as will aid Customer in fulfilling its obligations under the 1940

Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be property of Customer. Bank will allow Customer’s duly authorized officers, employees, and agents, including Customer’s independent public accountants, and the employees and agents of the SEC access at all times during the regular business hours of the Bank to such records. Subject to restrictions under Applicable Law, Bank also will obtain an undertaking to permit Customer’s independent public accountants, reasonable access to the records of any Subcustodian of Securities held in the Securities Account as may be required in connection with such examination.

In addition, the Bank shall cooperate with and supply necessary information to the entity or entities appointed by the Customer to keep its books of account and/or compute its net asset value. The Bank shall take all such reasonable actions as a Customer may from time to time request to enable a Customer to obtain, from year to year, favorable opinions from the Customer’s independent accountants with respect to the Bank’s activities hereunder in connection with (i) the preparation of any registration statement of a Customer and of a Customer’s reports on Form N-SAR and any other reports required by the SEC, and (ii) the fulfillment by the Customer of any other requirements of the SEC.

2.14    Maintenance of Financial Assets at Subcustodian Locations.

(a)    Unless Instructions require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are otherwise held. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in the subscustodians’ list located on http://marketintelligence.jpmchase.net, as amended from time to time (the “Subcustodians List”).

(b)    Bank will not be obliged to follow an Instruction to hold Financial Assets with, or have them registered or recorded in the name of, any person not chosen by Bank. However, if Customer does instruct Bank to hold Securities and/or cash with or register or record Securities in the name of a person not chosen by Bank and Bank agrees to do so, the consequences of doing so are at Customer’s own risk and Bank (i) will not be liable therefor and (ii) may not provide services under this Agreement with respect to Securities or cash so held, including, without limitation, services provided under Sections 2.8, 2.9, 2.11, and 8.2.

2.15    Basket Management Services; Tax Relief Services.

(a)    The Bank shall perform basket management services (the “Basket Management Services”) as specified on Schedule E – Basket Management Services. Unless otherwise explicitly set forth herein and subject to the standard of care responsibilities in Section 7.1 of this Agreement, the parties hereto agree that Bank shall not be liable for the accuracy, sufficiency or the consequences of any values or other information in connection with the Basket Management Services provided to the Bank by any pricing service or vendor. The Customer agrees that any data provided by the Customer to the Bank in connection with the provision of Basket Management Services shall be deemed to be an Instruction that the Bank is authorized to act under pursuant to this Agreement.

(b)    Bank will provide tax relief services as provided in Section 8.2.

2.16    Fund Accounting Services.

(a)    Bank shall perform fund accounting services (the “Fund Accounting Services”) as specified on the attached Schedule C – Fund Accounting Services. Bank will keep records relating to the Fund Accounting Services in such form and manner as it may deem appropriate or advisable.

(b)    The Bank shall determine the net value of the assets and liabilities of an Account (including securities out on a loan and excluding collateral held therefor) in accordance with the procedures as the Bank and Customer may establish from time to time.

(c)    Each Account’s net asset value shall be the result obtained by dividing the net value of the Account’s assets and liabilities by the number of existing units of the Account. In determining net asset value, fractions will be taken to two or four decimal places, as agreed upon with Customer. Net asset value shall be determined as of each valuation date (as defined in each Customer’s prospectus, the “Valuation Date”) before taking into account additions to and withdrawals from the Accounts occurring as of such Valuation Date. At the direction of the Customer, the Bank may make a uniform change on any Valuation Date in the value of all outstanding shares of an Account, either by creating a larger number of smaller shares or a smaller number of larger shares pro rata across all shareholders.

(d)    In the event of any error or omission in connection with the calculation of the net asset value of any Account, the Bank’s liability and responsibility shall be subject to the materiality standards set forth in Exhibit A to Schedule C. In the event the Trust’s NAV Error Policy is revised, the Bank will be notified by the Customer’s fund administrator about the need to modify the standards in Exhibit A. The parties agree that changes to the Exhibit A and any service level documentation will be made without negotiation if the changes are based on industry wide revisions. Otherwise, the parties agree to negotiate in good faith in order to implement changes to Exhibit A.

(e)    The Customer agrees that the accounting reports provided by the Bank, as well as any share class or other similar reports, are to enable the Customer to fulfill its statutory reporting and investor subscription/redemption obligations, and are not for investment, cash management or hedging purposes. Accordingly, notwithstanding any other provision herein to the contrary, the Customer agrees that the Bank shall have no liability whatsoever for any Liabilities incurred by the Customer as result of use of the accounting reports for investment, treasury or hedging purposes, including, but not limited to, for the purpose of currency overlay transactions.

2.17    Restricted Markets.

The Bank reserves the right to restrict the services it provides in certain markets it determines are restricted markets from time to time. A current list of these markets, and a summary of the related restrictions, is set forth on Schedule D hereto. The Bank may update Schedule D from time to time upon prompt notice to Customer.

2.18    Compliance with rule 17f-5 (“rule 17f-5”).

(a)    Customer’s board of directors (or equivalent body) (hereinafter ”Board”) hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the 1940 Act), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), and (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

(b)    In connection with the foregoing, Bank shall:

(i)	provide written reports notifying Customer’s Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(ii)	exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

(iii)	in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(iv)	determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market and complies with the requirements of Rule 17f-5(c)(2) with respect to the provisions of the contract.

(v)	have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care, it shall withdraw the Customer’s Financial Assets and cash as soon as reasonably practicable, place such Financial Assets and cash with another Eligible Foreign Custodian in that country and notify Customer of such actions; however in the event that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

(c)    Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

(d)    Bank represents to Customer that it is a U.S. Bank as defined in rule 17f-5(a)(7). Customer represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

(e)    Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information unless such inaccuracy or incomplete information is the result of the Bank’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties and obligations under this Section 2.18.

2.19    Compliance with rule 17f-7 (“rule 17f-7”).

(a)    Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer’s foreign Financial Assets and cash with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities

Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s foreign Assets at such Depository) and at which any foreign Financial Assets and cash of Customer are held or are expected to be held. The foregoing analysis will be provided to Customer at Bank’s website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its foreign Financial Assets and cash held. Bank shall monitor the custody risks associated with maintaining Customer’s foreign Financial Assets and cash at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

(b)    Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.19(a) above. Bank represents to Customer that it is a “Primary Custodian” as defined in rule 17f-7(b)(2).

Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it in the list of securities depositories located on http://marketintelligence.jpmchase.net, as amended from time to time (the “Securities Depositories List”) and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in the Securities Depositories List, and as the same may be amended on notice to Customer from time to time.)

2.20    Notifications.

If Customer has agreed to access information concerning the Accounts through Bank’s website, Bank may make any notifications required under this Agreement by posting such notification on the website (except for the notices discussed in Section 10.1).

2.21    Agency Services to Facilitate Certain Foreign Exchange Transactions.

Any Customer may from time to time issue Instructions, including standing Instructions, to Bank to execute foreign exchange contracts in currencies in which it is impracticable for the Customer to execute trades directly with counterparties. As between Bank and the applicable Customer, Bank shall enter into each foreign exchange contract so instructed as agent on behalf of the Customer with a third party (each a “Counterparty”), and Bank is authorized, in its discretion, either to disclose or not disclose the identity of the Customer to the Counterparty. The Customer hereby appoints Bank to enter into and perform all obligations in respect of any of the foreign exchange contracts so Instructed, including, as required, such additional foreign exchange contracts as may be necessary to move the requisite funds to or from the applicable Subcustodian, and the role of Bank or its Affiliates in entering into and performing such transactions shall be deemed to be as agent for the Customer. With regard to any foreign exchange contract so instructed, the applicable Customer assumes the risk of the Counterparty’s failure to perform its obligations, and shall itself be liable as principal, on the same basis as if it had directly entered into all such foreign exchange contracts directly with the Counterparty and will pay to Bank, on the relevant settlement date, any amount payable to settle the foreign exchange contract. Notwithstanding the foregoing, Bank shall remain subject to its standard of care provided in Section 7.1 of this Agreement in conducting any transactions pursuant to this

Section 2.21. In the event that the terms of any confirmation of any foreign exchange contract issued by Bank, any of its Affiliates, or any Counterparty, is inconsistent with the foregoing, the foregoing shall prevail as between the Bank or its Affiliate and the Customer. Neither Bank nor any of its Affiliates will charge the Customer any spread with regard to any such foreign exchange contract.

3.    INSTRUCTIONS

3.1    Acting on Instructions; Unclear Instructions.

(a)    Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry. Customer will indemnify the Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the Bank Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which Bank is authorized to rely under the terms of this Agreement.

(b)    Unless otherwise expressly provided, all Instructions will continue in full force and effect until canceled or superseded.

(c)    To the extent possible, Instructions to Bank shall be sent via electronic instruction or trade information system acceptable to Bank or via facsimile transmission. Where reasonably practicable, the Customer will use automated and electronic methods of sending Instructions.

(d)     Bank may (in its sole discretion and without affecting any part of this Section 3.1) seek clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon an Instruction if it does not receive clarification or confirmation in a manner satisfactory to it. Bank will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks such clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

(e)    In executing or paying a payment order Bank may rely upon the identifying number (e.g. Fedwire routing number or account) of any party as instructed in the payment order. Customer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Customer’s name.

3.2    Verification and Security Procedures.

(a)    Bank and Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are safeguarded in accordance with standard industry practices.

(b)    Either party may record any of their telephone communications as long as such recording is in compliance with Applicable Laws.

3.3    Instructions; Contrary to Law/Market Practice.

Bank need not act upon Instructions which it reasonably believes to be contrary to Applicable Laws or market practice, but Bank will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. In the event Bank does not act upon such Instructions, Bank will notify Customer as soon as reasonably practicable.

3.4    Cut-off Time.

Bank has established cut-off times for receipt of some categories of Instruction, which will be made available to Customer. If Bank receives an Instruction after its established cut-off time, Bank will attempt to act upon the Instruction on the day requested if Bank deems it practicable to do so or otherwise as soon as practicable on the next business day. Bank will provide Customer with reasonable prior notice of any changes to the cut-off times previously communicated to Customer.

3.5    Electronic Access.

Access by Customer to certain applications or products of Bank via Bank’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Annex A.

4.    FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1    Fees and Expenses.

Customer will pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing from time to time, together with Bank’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing by governmental authorities, issuers, or their agents. If the Customer disputes an invoice, it shall nevertheless pay, on or before the date that payment is due, such portion of the invoice that is not subject to a bona fide dispute. Customer authorizes Bank to deduct amounts owing to it from the Cash Account, except such portion of the invoice that the Customer has objected to within 30 (thirty) days of the date of the invoice. Without prejudice to Bank’s other rights, Bank reserves the right to charge interest on overdue amounts not subject to bona fide dispute from the due date until actual payment at such rate as Bank may reasonably determine.

4.2    Overdrafts.

If a debit to any currency in the Cash Account results (or will result) in a debit balance, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) or refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by Bank from time to time, for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time. No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account. The Customer shall be deemed to be in default with respect to any such advance upon the occurrence of any event of the type specified in section 365(e)(1) of the U.S. Bankruptcy Code, as amended from time to time. Bank will notify Customer of any overdraft as set forth in service level documentation in effect from time to time with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties.

4.3    Bank’s Right Over Securities; Set-off.

(a)    Customer grants Bank a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all amounts which are now or become owing to Bank under any provision of this Agreement, whether or not matured or contingent (“Indebtedness”).

(b)    Without prejudice to Bank’s rights under Applicable Law, Bank may set off against any Indebtedness any amount in any currency standing to the credit of any of Customer’s accounts (whether deposit or otherwise) with any Bank branch or office or with any Affiliate of Bank. For this purpose, Bank shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

(c)    With respect to any obligation of a Customer arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Customer to which such obligation relates as though the Bank had separately contracted by separate written instrument with respect to each Customer.

(d)    The Bank hereby agrees that it will follow the following procedures in connection with enforcing a lien or right of set-off against a Customer’s assets pursuant to this Section 4.3.

(i)	The Bank will comply with all Applicable Laws in connection with enforcing a lien or right of set-off against a Customer’s assets, including all applicable provisions of state law relating to enforcement of rights of set off or liens against securities and other property held in bailment.

(ii)

To enforce a right of set-off or a lien pursuant to subsection 4.3(a) or (b) of the Agreement, regardless of any other notice requirements under Applicable Laws or any applicable terms of the Agreement, the Bank will (x) without notice, segregate, place a hold on and/or withhold delivery of such amount of Financial Assets in such Customer’s Securities Account and cash in its Cash Account that would at least equal the statutorily required amount of collateral imposed by section 223.14 of Regulation W (federal regulations passed pursuant to Sections 23A and 23B of the U.S.

Federal Reserve Act, as amended) with respect to the relevant amount of Liabilities the Bank has determined in good faith is due and payable (the “Regulation W Amount”); and (y) give written notice (“Notice”) to the Board of the applicable Customer of its intention to sell or otherwise realize such Financial Assets and to apply the proceeds and any other monies credited to that Customer’s Cash Account in satisfaction of its Indebtedness if the amount the Bank has determined in good faith is due and payable is not repaid within two business days allowing the notice. The Customer may request the Bank to substitute different Financial Assets for the Financial Assets segregated by the Bank and the Bank will not unreasonably deny such request.

(iii)	The Bank will not obtain through enforcement of the right of set-off or the lien more than the amount it has determined in good faith to be owed.

(iv)	The Bank will seek to enforce the right of set-off or the lien first against a Customer’s cash assets, and then only against portfolio securities or other property for which a readily ascertainable market price can be obtained.

(v)	The Bank will arrange for the sale of any such Financial Assets in nominal market transactions and will not arrange for the sale of such Financial Assets in circumstances that, to the best of its knowledge, independently would raise affiliated transaction concerns under the 1940 Act.

5.    SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1    Appointment of Subcustodians; Use of Securities Depositories.

(a)    Bank is authorized under this Agreement to act through and hold Customer’s Financial Assets with subcustodians, being at the date of this Agreement the entities listed in the Subcustodians List, and/or such other entities as Bank may appoint as subcustodians (“Subcustodians”). Bank will use reasonable care, prudence and diligence in the selection, monitoring and continued appointment of such Subcustodians. At the request of Customer, Bank may, but need not, add to the Subcustodians List an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity. In addition, Bank and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in, any securities depository, settlement system, dematerialized book entry system or similar system (each, a “Securities Depository”) on such terms as such systems customarily operate and Customer will provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such systems. On the basis of such terms, a Securities Depository may have a security interest or lien over, or right of set-off in relation to the Financial Assets.

(b)    Any agreement Bank enters into with a Subcustodian for holding Bank’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Bank shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

(c)    Bank will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, Bank will make reasonable endeavors, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file a proof claim in any insolvency proceeding, or take any similar action. Bank shall be liable to Customer for any loss or damage to Customer resulting from Financial Assets held at a Securities Depository if such loss or damage directly resulted from the gross negligence or willful misconduct of Bank or any of its agents or employees.

(d)    The term Subcustodian as used herein shall mean the following:

(i)	a ‘U.S. Bank,’ which shall mean a U.S. bank as defined in rule 17f-5(a)(7);

(ii)	an ‘Eligible Foreign Custodian,’ which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

(iii)	For purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

(e)    The term “securities depository” as used herein when referring to a securities depository located outside the U.S. shall mean:

an “Eligible Securities Depository” which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order or no-action letter of the staff of the SEC.

(f)    The term “securities depository” as used herein when referring to a securities depository located in the U.S. shall mean a “securities depository” as defined in rule 17f-4(a).

5.2    Liability for Subcustodians.

(a) Subject to Section 7.1(b), Bank shall be liable for the actions or omissions of any Subcustodian to the same extent as if such act or omission was performed by the Bank itself. In the event of any Losses suffered or incurred by a Customer caused by or resulting from the actions or omissions of any Subcustodian for which the Bank would otherwise be liable, the Bank shall promptly reimburse such Customer in the amount of any such Losses. Bank shall also be liable for losses that result from the insolvency of any Affiliated Subcustodian.

(b)    Subject to Section 5.1(a) and Bank’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by Bank in its oversight process, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c)    Bank reserves the right to add, replace or remove Subcustodians. Bank will give prompt notice of any such action, which will be advance notice if practicable. Upon request by Customer, Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.3    Use of Agents.

(a)    Bank may provide certain services under this Agreement through third parties, which may be Affiliates, provided the provision of services by such Affiliate complies with the 1940 Act and the rules issued thereunder and the policies and procedures of the Customer. Except to the extent provided in Section 5.2 with respect to Subcustodians, Bank will not be responsible for any loss as a result of a failure by any broker or any other third party that it selects and retains using reasonable care to provide ancillary services that it may not customarily provide itself, including, without limitation, delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions and class action litigation. Nevertheless, Bank will be liable for the performance of any such third party selected by Bank that is an Affiliate to the same extent as Bank would have been liable if it performed such services itself.

(b)    In the case of the sale under Section 2.8 of a fractional interest (or in other cases where Customer has requested Bank to arrange for execution of a trade) Bank will place trades with a broker which is an Affiliate to the extent that: (1) Bank has established a program for such trading with such Affiliate, (2) trading with such Affiliate complies with the 1940 Act, as amended and the rules issued thereunder, and (3) trading with such Affiliate complies with the Customer’s policies and procedures, provided that such policies and procedures have been provided to Bank and Bank has agreed that they are acceptable to Bank. An affiliated broker may charge its customary commission (or retain its customary spread) with respect to any such transaction.

6.    ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1    Representations of Customer and Bank.

(a)    Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use Bank as its custodian in accordance with the terms of this Agreement, to borrow money (either short term or intraday borrowings in order to settle transactions prior to receipt of covering funds), grant a lien over Financial Assets as contemplated by Section 4.3, and to enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by Bank, this Agreement is Customer’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; (iii) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank; (iv) it is a resident of the United States and shall notify Bank of any changes in residency; and (v) except as granted under Section 4.3 of this Agreement or otherwise to Bank, the Financial Assets and cash deposited in the Accounts are not subject to any encumbrance or security interest whatsoever and the Customer undertakes that, so long as Liabilities are outstanding, it will not create or permit to exist any encumbrance or security interest over such Financial Assets or cash except with the prior written consent of Bank.

(b)    Bank represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is Bank’s legal, valid and binding obligation, enforceable in accordance with its terms; (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement; and (iii) no legal or administrative proceedings have been instituted or threatened against Bank which would impair Bank’s ability to perform its duties and obligations under this Agreement; and (iv) Bank’s execution and performance of this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Bank or any law or regulation applicable to Bank.

(c)    Bank has in place and shall maintain throughout the term of this Agreement security measures designed to prevent unauthorized access to the Customer’s data or Confidential Information in its possession in accordance with industry best practices and standards in the banking industry.

(d)    Bank may rely upon the above or the certification of such other facts as may be required to administer Bank’s obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

6.2    Customer to Provide Certain Information to Bank.

Upon request, Customer will promptly provide to Bank such information about itself and its financial status as Bank may reasonably request, including Customer’s organizational documents and its current audited and unaudited financial statements.

6.3    Customer is Liable to Bank Even if it is Acting for Another Person.

If Customer is acting as an agent for a disclosed or undisclosed principal in respect of any transaction, cash, or Financial Asset, Bank nevertheless will treat Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to Bank as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights Bank might have against Customer’s principal.

6.4    Special Settlement Services.

The Bank may, but shall not be obliged to, make available to the Customer from time to time special settlement services (including continuous linked settlement) for transactions involving Financial Assets, cash, foreign exchange, and other instruments or contracts. The Customer shall comply, and shall cause its Authorized Persons to comply, with the requirements of any external settlement agency through which such settlements may be processed, including, without limitation, its rules and by-laws, where applicable.

7.    WHEN BANK IS LIABLE TO CUSTOMER

7.1    Standard of Care; Liability.

(a)     Bank shall exercise reasonable care, prudence and diligence in carrying out all its duties and obligations under this Agreement, and shall be liable to each Customer for any and all claims, liabilities, losses, damages, fines, penalties and expenses (“Losses”) suffered or incurred by Customer resulting from the failure of Bank to exercise such reasonable care, prudence and diligence or resulting from Bank’s willful misfeasance, bad faith, negligence or reckless disregard of its obligations and duties under this Agreement and to the extent provided in Section 5.2(a). In addition, Bank shall be liable to each applicable Customer for all Losses representing reasonable costs and expenses incurred by such Customer in connection with any claim by such Customer against Bank arising from the obligations of Bank hereunder, including, without limitation, all reasonable attorneys’ fees and expenses incurred by such Customer in connection with any investigations, lawsuits or proceedings relating to such claim; provided that such Customer has recovered from Bank for such claim.

Upon the occurrence of any event that causes or may cause any loss, damage or expense to Customer, Bank shall (i) promptly notify Customer of the occurrence of such event and (ii) use its commercially reasonable best efforts to cause any Subcustodian to use all commercially reasonable efforts and to take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to Customer.

Nevertheless, under no circumstances will Bank be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form , whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, Bank’s performance hereunder, or Bank’s role as custodian.

(b)    To prevent the disruption of services in the event of any reasonably foreseeable adverse events (such as terrorism or related threats to security, cyber attack, loss of electric power or communications lines, equipment failure, fire, water damage or severe weather conditions), Bank will maintain and update from time to time, at no additional expense to Customer, a business continuation and disaster recovery plan (“Business Continuity Procedures”) with respect to its global custody business that is reasonably designed to assure restoration and continuity of its key technology and business operations in the event of an unplanned event, which may include Business Continuity Procedures to protect the records or other data of Customer (and any wholly-owned subsidiaries of a Customer) and Bank’s records, data, equipment, facilities and other property used in the performance of its obligations hereunder. The Bank tests the effectiveness of the Business Continuity Procedures at least annually. Upon reasonable request, Bank shall provide information summarizing the Business Continuity Procedures. Bank will notify Customer promptly of any material changes to the Business Continuity Procedures in the event such changes may be reasonably and foreseeably relevant to the provision of the Services hereunder. In the event of equipment failure, work stoppage, governmental action, terrorism or related threats to security, communication disruption or other impossibility of performance beyond Bank’s control, Bank shall, at no additional expense to Customer, use all commercially reasonable efforts to minimize service interruptions and will notify the Customer thereof to the extent such notification is warranted under the written service level terms (applicable to Customer and any wholly-owned subsidiaries of a Customer) agreed to in writing between the parties outside of this Agreement.

(c)     Customer will indemnify the Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the Bank Indemnitees in connection with or arising out of (i) Bank’s performance under this Agreement, provided the Bank Indemnitees have acted with reasonable care and have not acted with willful misfeasance, bad faith or negligence or reckless disregard of their obligations and duties under this Agreement or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any Bank Indemnitee’s status as a holder of record of Customer’s Financial Assets. Nevertheless, Customer will not be obligated to indemnify any Bank Indemnitee under the preceding sentence with respect to any Liability for which Bank is liable under Section 5.2 of this Agreement. Customer shall have no liability whatsoever for any indirect, incidental, consequential, special or speculative loss or damages (including, without limitation, lost profits) of any form whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

(d)    Without limiting Subsections 7.1 (a) or (b), Bank will have no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or -the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any Security other than as provided in Section 2.7(b) of this Agreement; (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed to deliver

Financial Assets or cash. Bank is not responsible or liable in any way for the genuineness or validity of any Security or instrument received, delivered or held by Bank in physical form that appears to be genuine and valid; or (v) review or reconcile trade confirmations received from brokers (and Customer or its Authorized Persons issuing Instructions will bear any responsibility to review such confirmations against Instructions issued to and Statements of Account issued by Bank).

7.2    Force Majeure.

Bank will have no liability for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (except where such fraud or forgery is attributable to Bank, its agents or their employees and the Bank is grossly negligent in allowing such fraud or forgery to negatively impact the Customer), malfunction of equipment or software (except where such malfunction is primarily attributable to Bank’s negligence in selecting, operating or maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities (except where such inability to obtain or interruption of external communication is primarily due to Bank’s negligence), or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange); provided, however, that a party must notify the other party promptly when it becomes aware of a specific occurrence of any such event, and Bank will use commercially reasonable efforts to mitigate such damages and/or resume performance of its obligations under this Agreement as soon as practicable under the circumstances.

7.3     Bank May Consult With Counsel.

Bank will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which reasonably may be the professional advisers of Customer), and will not be liable to Customer for any action taken or omitted pursuant to such advice; provided that Bank has selected and retained such professional advisers using reasonable care and acts reasonably in reliance on the advice.

7.4    Bank Provides Diverse Financial Services and May Generate Profits as a Result.

Customer acknowledges that Bank or its Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that Bank may have a potential conflict of duty or interest. For example, Bank or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of these activities. Customer further acknowledges that Bank or its Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer but that Bank is not under any duty to disclose any such information.

7.5     Assets Held Outside Bank’s Control.

Bank will not be obliged to (a) hold Financial Assets or cash with any person not agreed to by Bank or (b) register or record Financial Assets in the name of any person not agreed to by Bank. Furthermore, Bank will not be obliged to register or record on Bank records Financial Assets held outside of Bank’s control. If, however, the Customer makes any such request and Bank agrees to the request, the consequences of doing so will be at the Customer’s own risk. Bank shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6     Service Locations.

Bank maintains various operational/service centers and locations in the United States and other jurisdictions. The services provided under this Agreement may be provided from one or more such locations. Bank may change the operational/service centers and locations as it deems necessary or appropriate for its business concerns.

8.    TAXATION

8.1    Tax Obligations.

(a)    Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer’s Accounts.

(b)    Customer will provide to Bank such certifications, documentation, and information as it may reasonably require in connection with taxation, and warrants that, when given, this information is true and correct in every material respect, not misleading in any way, and contains all material information. Customer undertakes to notify Bank immediately if any information requires updating or correcting. Bank shall not be liable for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by Customer or any third party; (ii) provision to Bank or a third party of inaccurate or misleading information by Customer or any third party; (iii) the withholding of material information by Customer or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond the Bank’s control.

(c)    If Bank does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, United States non-resident alien tax and/or backup withholding tax).

(d)    Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account. Customer will indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, Bank (i) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (ii) to report interest, dividend or other income paid or credited to the Cash Account, regardless of the reason for such delay or failure, provided, however, that Customer will not be liable to Bank for any penalty or additions to tax due solely as a result of Bank’s misconduct, willful misfeasance, bad faith or negligence or reckless disregard of its obligations and duties under this Agreement with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2    Tax Relief Services.

(a)    Subject to the provisions of this Section and the standard of care in Section 7.1 of this Agreement, Bank will timely and accurately apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that Bank believes may be available. To defray expenses pertaining to nominal tax claims, Bank may from time-to-time set minimum thresholds as to a de minimis value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this section.

(b)    The provision of a tax relief service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from Bank), prior to the receipt of Financial Assets in the Account or the payment of income.

(c)    Bank will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2 Bank will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

(d)    Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

9.    TERMINATION

9.1    Term; Termination.

Either party may terminate this Agreement on no less than ninety (90) days’ written notice to the other party. If Customer gives notice of termination, it must provide full details of the persons to whom Bank must deliver Financial Assets and cash. If Bank gives notice of termination, then Customer must, within ninety (90) days, notify Bank of details of its new custodian, failing which Bank may elect (at any time after the sixty day notice period) either to retain the Financial Assets and cash until such details are given, continuing to charge fees due (in which case Bank’s sole obligation will be for the safekeeping of the Financial Assets and cash), or deliver the Financial Assets and cash to Customer. Subject to Section 4.3(d)(v), Bank will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). Customer will reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

9.2    Appointment of Successor Custodian; Exit Procedure.

(a)    If a successor custodian shall have been appointed by the Board, Bank shall, upon receipt of a Notice from Customer, on such specified date of termination (i) deliver directly to the successor custodian (or any subcustodian appointed by successor custodian), all Financial Assets and Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by Customer and held by Bank as custodian, and (ii) transfer any Financial Assets and Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of Customer at the successor custodian (or any subcustodian appointed by successor custodian), provided that Customer shall have paid to Bank all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, to the extent customary in the industry, Bank shall, at the reasonable expense of Customer, transfer to such successor copies of all relevant books, records, correspondence, and other data established or maintained by Bank under this Agreement, and will cooperate in the transfer of such duties and responsibilities.

(b)    The Customer will provide Bank full details of the persons to whom Bank must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Agreement. If the Customer fails to provide such details in a timely manner, Bank shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to a successor custodian, but Bank may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that Bank is unwilling to assume any related credit risk. Bank will in any event be entitled to deduct any amounts owing to it from the Cash Account prior to delivery of the Financial Assets and cash. In the event that insufficient funds are available in the Cash Account and subject to Section 4.3(d)(v), the Customer agrees that Bank may, in such manner and, at such time or times as Bank in its sole discretion sees fit, liquidate any Financial Assets that Bank in its sole discretion may select, in the Securities Account in order to deduct such amount from the proceeds (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). The Customer will reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

9.3.     Inactive Securities Accounts.

Bank reserves the right to charge a reasonable account maintenance fee for any inactive Securities Account in respect of which Bank has not received any Instructions for at least one (1) year. The parties will agree upon the amount of any maintenance fee before it is charged, and Bank may automatically deduct such fee from the Cash Account. In the event that insufficient funds are available in the Cash Account, the Customer agrees that Bank may, in its sole discretion, liquidate any Financial Assets from the Securities Account in such manner and at such time or times as Bank deems appropriate in order to deduct the amount of the maintenance fee from the proceeds.

10.    MISCELLANEOUS

10.1    Notices.

(a)    Notices pursuant to Section 9 of this Agreement shall be sent or served by registered mail, overnight delivery services, such as Federal Express (FedEx) or United Parcel Service (UPS), etc., courier services or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

(b)    The notice required in Section 4.3(f) of the Agreement shall be served by registered mail or hand delivery to the following:

President, J.P. Morgan Exchange-Traded Fund Trust

c/o J.P. Morgan Asset Management

270 Park Avenue, 22nd Floor

New York, NY 10017

With copies to J.P. Morgan Funds Legal

c/o J.P. Morgan Asset Management

270 Park Avenue, 7th Floor

New York, NY 10017

10.2    Successors and Assigns.

This Agreement will be binding on each of the parties’ successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.

10.3    Interpretation.

Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4    Entire Agreement.

This Agreement, including the Schedules, Exhibits, and Appendices (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter hereof, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written. Amendments must be in writing and signed by both parties.

10.5    Information Concerning Deposits at Bank’s Non-U.S. Branches.

Under U.S. federal law, deposit accounts that the Customer maintains in Bank’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of the Bank’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks.

To the extent any amount standing to the credit of the Cash Account is deposited in one or more deposit accounts at Bank’s London Branch, please note that Bank’s London Branch is a participant in the UK Financial Services Compensation Scheme (the “FSCS”). The terms of the FSCS offer protection in connection with deposits to certain types of claimants to whom Bank’s London Branch provides services in the event that they suffer a financial loss as a direct consequence of Bank’s London Branch being unable to meet any of its obligations and, subject to the FSCS rules regarding eligible deposits, the Customer may have a right to claim compensation from the FSCS. Subject to the FSCS rules, the maximum compensation payable by the FSCS, as at the date of this Agreement, in relation to eligible deposits is £75,000. For the purposes of establishing such maximum compensation, all the Customer’s eligible deposits at Bank’s London Branch are aggregated and the total is subject to such maximum compensation.

For further information about the compensation provided by the FSCS, refer to the FSCS website at www.FSCS.org.uk.

10.6    Insurance.

Bank will not be required to maintain any insurance coverage for the specific benefit of Customer. Bank agrees to maintain Bankers Blanket Bond / Computer Misuse and Telephonic Misuse Insurance to cover loss of property resulting from dishonest, malicious or deliberate criminal acts committed by its employees and Bankers Professional Liability Insurance to protect against loss arising from claims of alleged errors or omissions committed in the performance of professional services under this contract with coverage amounts comparable to other financial institutions of similar size and scope and consistent with what is reasonably available in the marketplace. Upon Customer’s reasonable request, Bank will furnish to Customer a copy of Bank’s customary statement of its insurance coverage and summaries of particular endorsements or exclusions. Bank will notify Customer of material changes in coverage.

10.7    Governing Law and Jurisdiction.

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Laws, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.8    Severability; Waiver; and Survival.

(a)    If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)    Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)    The parties’ rights, protections, and remedies under this Agreement shall survive its termination.

10.9    Counterparts.

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.10    Security Holding Disclosure.

With respect to Securities and Exchange Commission Rule 14b-2 under The U.S. Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, Bank is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Accounts.

10.11    U.S. Regulatory Disclosure.

(a)     Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires Bank to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and Bank’s identity verification procedures require Bank to obtain information which may be used to confirm Customer’s identity including without limitation Customer’s name, address and organizational documents (“identifying information”). Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. Customer agrees to provide Bank with and consents to Bank obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by Bank.

(b)     The Customer hereby acknowledges that Bank is obliged to comply with AML/Sanctions Requirements and that Bank shall not be liable for any action it or any Bank Affiliate reasonably takes to comply with any AML/Sanctions Requirement, including identifying and reporting suspicious transactions, rejecting transactions, and blocking or freezing funds, Financial Assets, or other assets. The Customer shall cooperate with Bank’s performance of its due diligence and other obligations concerning AML/Sanctions Requirements, including with regard to any Beneficial Owners (as defined below). In addition, the Customer agrees that (i) Bank may defer acting upon an Instruction pending completion of any review under its policies and procedures for compliance with AML/Sanctions Requirements and (ii) Customer’s utilization of Accounts as omnibus accounts to hold assets of Beneficial Owners is subject to Bank’s discretion. Furthermore, Bank shall not be obliged to hold any “penny stock” (or other Financial Asset raising special anti-money laundering concerns) in any Account in which a Beneficial Owner has an interest, or to settle any transaction in which a Beneficial Owner has an interest, that relates to any “penny stock” or any such other Financial Asset. For the purposes of this section, “Beneficial Owner” means any person, other than the Customer, who has a direct or indirect beneficial ownership interest in any assets held in any of the Account.

10.12    Confidentiality.

(a)    Subject to Section 10.12(b) Bank will hold all Confidential Information in confidence and will not disclose any Confidential Information to any other party except as may be required by Applicable Laws, a regulator with jurisdiction over the Bank’s business, or with the consent of Customer. Bank will use Confidential Information only for the purpose of fulfilling its obligations under this Agreement.

(b)    Bank has implemented and shall maintain appropriate policies, procedures and processes reasonably designed to maintain the confidentiality of Confidential Information and satisfy the requirements of Applicable Law.

(c)    Customer authorizes Bank to disclose Confidential Information to the extent necessary to provide relevant services to the Customer to:

(i)	the Bank’s Affiliates and branches, any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that Bank believes it is reasonably required to have access to the Confidential Information for Bank to provide services under this Agreement, provided that Bank shall be liable to Customer if a Subcustodian or delegate discloses Confidential Information in a manner not permitted by this Section 10.12;

(ii)	the Bank’s professional advisors, auditors or public accountants; and

(iii)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.

(d)    Bank agrees to notify the Customer promptly in the event the Bank determines that a breach of any part of this Section 10.12 has occurred.

10.13    Data Privacy.

Bank maintains an information security program that contains security measures to safeguard Customer data that Bank receives, stores, processes or otherwise accesses in connection with the provision of services hereunder. Bank agrees to use any such Customer data it receives in connection with this Agreement only for the purpose of fulfilling its obligations under this Agreement, and to provide reasonable assistance to Customer to enable Customer to resolve any inquiry, complaint or issue relating to a matter concerning such data. For clarity, the obligations of this Section 10.13 do not apply to personally identifiable information that the Bank is not processing for or on behalf of Customer in connection with the services hereunder. Bank will notify Customer as soon as reasonably practical using normal communication channels after any confirmed unauthorized use, copying or disclosure of any Customer data.

10.14    No Third Party Beneficiaries.

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

10.15    Several Obligations of the Funds.

This Agreement is executed on behalf of the Board and not individually, and the obligations of this Agreement are not binding upon any of the Customer’s Trustees, officers or shareholders personally but are binding only upon the assets and property of the Customer. With respect to the obligations of each Fund arising hereunder, Bank shall look for payment or satisfaction of any such obligation solely to the assets of the Fund which such obligation relates as though Bank had separately contracted by separate written instrument with respect to each Fund, and in no event shall Bank have recourse, by set off or otherwise, to or against any assets of any other Fund.

[Signature Page Follows]

SIGNED for and on behalf of:

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:	/s/ Lauren Paino
Name:	Lauren Paino
Title:	Treasurer

JPMORGAN CHASE BANK, N.A.

By:	/s/ John F. Weeda
Name:	John F. Weeda
Title:	Managing Director

SCHEDULE A

List of Entities Covered by the Global Custody Agreement

Name
JPMorgan Diversified Return Global Equity ETF
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Return International Currency Hedged ETF
JPMorgan Diversified Alternatives ETF
JPMorgan Diversified Return Europe Equity ETF
JPMorgan Diversified Return Europe Currency Hedged ETF
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan Event Driven ETF
JPMorgan Disciplined High Yield ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan Global Bond Opportunities ETF
JPMorgan Ultra-Short Income ETF
JPMorgan U.S. Dividend ETF
JPMorgan U.S. Minimum Volatility ETF
JPMorgan U.S. Momentum Factor ETF
JPMorgan U.S. Quality Factor ETF
JPMorgan U.S. Value Factor ETF
JPMorgan Equity Long/Short ETF
JPMorgan Managed Futures Strategy ETF
JPMorgan USD Emerging Markets Bond ETF

SCHEDULE B

Global Custody Fee Schedule to the Global Custody Agreement

Custody

*All Fees in: U.S. Dollar

Safekeeping, Administration and Transaction Charges

Safekeeping and administration charges are applied to the market value of assets held at the end of the billing period. Transaction charges are applied to all securities transactions (including receives/delivers versus payment and free receives/delivers), effected during the billing period. Transaction prices below presume that the Bank receives valid instructions in an electronic format that enables straight-through processing (STP), when applicable; trade instructions that require manual input or repair will incur a surcharge as described below.

	Safekeeping & Administration	Transactions (Buys/Sells, Receive/Deliver Free)
Country of Settlement	Basis Point Fee	Fee per STP Transaction
Argentina	15.00	40.00
Australia	1.75	25.00
Austria	1.50	20.00
Bahrain	30.00	80.00
Bangladesh	30.00	80.00
Belgium	1.50	20.00
Bermuda	15.00	45.00
Botswana	30.00	80.00
Brazil	9.00	40.00
Bulgaria	30.00	75.00
Canada	1.75	15.00
Chile	16.00	45.00
China	16.00	45.00
Colombia	30.00	65.00
Croatia	20.00	45.00
Cyprus	20.00	75.00
Czech Republic	17.00	45.00
Denmark	1.50	25.00
Egypt	15.00	45.00
Estonia	25.00	65.00
Euro CDs	0.15	15.00
Euroclear	0.85	8.00
Finland	1.50	25.00
France	1.00	20.00
Germany	1.00	20.00
Ghana	25.00	80.00
Greece	5.00	35.00
Hong Kong	2.00	35.00
Hungary	16.00	45.00

	Safekeeping & Administration	Transactions (Buys/Sells, Receive/Deliver Free)
Country of Settlement	Basis Point Fee	Fee per STP Transaction
Iceland	20.00	60.00
India	12.00	45.00
Indonesia	10.00	45.00
Ireland	1.50	25.00
Israel	16.00	45.00
Italy	1.50	25.00
Ivory Coast	30.00	80.00
Japan	1.25	8.00
Jordan	30.00	80.00
Kazakhstan	30.00	80.00
Kenya	30.00	80.00
Korea	6.50	30.00
Kuwait	35.00	80.00
Latvia	20.00	65.00
Lebanon	30.00	80.00
Lithuania	25.00	65.00
Luxembourg	3.00	45.00
Malaysia	5.00	40.00
Malta	25.00	65.00
Mauritius	30.00	80.00
Mexico	5.00	35.00
Morocco	30.00	75.00
Namibia	30.00	80.00
Netherlands	1.50	25.00
New Zealand	1.50	25.00
Nigeria	30.00	55.00
Norway	1.50	20.00
Oman	30.00	80.00
Pakistan	30.00	75.00
Peru	25.00	60.00
Philippines	7.00	45.00
Poland	16.00	55.00
Portugal	3.00	30.00
Qatar	35.00	80.00
Romania	30.00	75.00
Russia	15.00	45.00
Singapore	4.00	40.00
Slovak Republic	20.00	50.00
Slovenia	25.00	50.00
South Africa	4.00	35.00

	Safekeeping & Administration	Transactions (Buys/Sells, Receive/Deliver Free)
Country of Settlement	Basis Point Fee	Fee per STP Transaction
Spain	1.50	25.00
Sri Lanka	20.00	65.00
Sweden	1.50	25.00
Switzerland	1.50	25.00
Taiwan	9.00	45.00
Thailand	9.00	35.00
Tunisia	35.00	65.00
Turkey	9.00	50.00
Ukraine	30.00	80.00
United Arab Emirates	30.00	80.00
United Kingdom	0.15	8.00
United States	0.06	2.50
Uruguay	30.00	65.00
Venezuela	25.00	75.00
Vietnam	25.00	65.00
Zambia	30.00	80.00
Zimbabwe	30.00	80.00

U.S. Transaction Fees	Fee per Transaction
Transactions - DTC	2.50
Transactions – Fed Book Entry	2.50
Transactions - Physical/Private Placement	20.00
Pledge - DTC	2.50
Pledge – Fed Book Entry	2.50
Futures/Options	3.00

U.S. Asset Servicing Transaction Fees	Fee per Transaction
Paydowns - Book Entry	5.00
Paydowns - Physical/Private Placement	5.00

Other Transaction Fees	Fee per Transaction
Checks	7.00
Wires-Incoming	0.00
Wires-Outgoing	3.50
Continuous Linked Settlement Transactions (per leg)	3.50
Interaccount Transfer - Securities (per side)	2.50
Interaccount Transfer - Cash (per side)	3.50
Memo Posting *	5.00
Cancelled Trade (in addition to transaction charge)	At Market Rate
Amendments (in addition to transaction charge)	At Market Rate

Other Transaction Fees	Fee per Transaction
Manual Instruction Surcharge (in addition to transaction charge) **	20.00
Electronic Non-STP Surcharge (in addition to transaction charge) ***	0.00
Manual Corporate Action Instruction	20.00

*	Memos: This fee is generated when assets that are not custodied or controlled by the Bank are posted to a Fund’s custody account. The fee includes memos that are posted for repo transactions. Other examples may include non-securitized assets that are requested by a Fund to be posted as an asset to the custody record, such as fund of fund positions, derivatives, bank loans or time deposits.
**	Manual Instruction Surcharge: This fee will be generated in addition to standard transaction charges for all faxed instructions sent to the Bank.
***	Electronic Non-STP Surcharge: This fee will be generated in addition to standard transaction charges for all instructions sent to the Bank that failed STP due to Customer’s instruction error.

Proxy Voting Services

Proxy Voting Fees	Fee per Transaction
Tier A Markets (see list below)	15.00
Tier B Markets (see list below)	35.00
Tier C Markets (see list below)	60.00

Proxy Voting Market Tiers

Tier A Markets
Australia	Jamaica	South Africa
Bahrain	Japan	South Korea
Bangladesh	Jordan	Spain
Bermuda	Kenya	Sri Lanka
Botswana	Malaysia	Taiwan
Canada	Malta	Thailand
Chile	Mauritius	Tunisia
China	Mexico	UAE - DFM
Colombia	New Zealand	UAE - ADX
Estonia	Oman	Ukraine
Ghana	New Zealand	United Kingdom
Hong Kong	Pakistan	United States*
India	Philippines	Venezuela
Indonesia	Russia	Vietnam
Ireland	Singapore
Israel	Slovak Republic

*	No charge if the Fund’s adviser or sub-adviser instructs ADP directly

Proxy Voting Market Tiers

Tier B Markets	Tier C Markets
Austria	Argentina	Turkey
Belgium	Brazil
Clearstream	Bulgaria	All Other
Croatia	Cyprus
Czech Republic	Denmark
Euroclear	Egypt
France	Finland
Germany	Iceland
Greece	Latvia
Hungary	Norway
Italy	Peru
Lebanon	Poland
Netherlands	Romania
Portugal	Slovenia
Saudi Arabia	Sweden
Serbia	Switzerland

Out-of-pocket and Direct Pass Through Expenses

Recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following*:

•	Custody. Registration/transfer fees will be a pass-through when incurred by Bank. Stamp taxes/duties/script fees will be a pass-through when incurred by Bank. Other pass-through fees include:

•	Account opening fees in the local market(s)

•	Local administrator, legal counsel and tax consultant fees as required

•	Local crossing, transaction, registration and/or depository fees

•	Transportation costs for shipment of physical securities and/or script

•	Translation services, travel and accommodation expenses, legal fee and personal attendance expenses, as required

•	Information, Benchmarking and other Data Licensed Services. These charges include payments to service providers such as Xpedite, Lipper Lana. These charges also include payments to vendors such as Automated Business Development.

•	Archives. Archive charges to include storage, transportation, and recalls of archive boxes.

•	Printing/Copying. These charges include expenses associated with printing copying and fax support.

*	Additional fee categories may be added in response to future developments, e.g., when new regulations are enacted that result in additional expense to comply with those regulations.

Fund Accounting

All Fees in: US Dollars

ETF Fund Complex

Asset Tier (ETF Fund Complex (including any wholly- owned subsidiaries))	Annual Fee (in bps)
Up to 75,000,000,000	0.25
75,000,000,001–100,000,000,000	0.20
Above 100,000,000,000	0.15
Base Fee (in addition to Asset Tier fee)	20,000.00

Basket Creation / Management Fee

Asset Tier	Annual Fee (in bps)
>0	Included in Fund Accounting Asset Tier fee

Short Extension Portfolio Services

Service	Description	Annual Fee unless otherwise stated
Contract For Difference (“CFD”) & Portfolio Swap Accounting (CFD or similar)

Independent record keeping of swap components:

•       Transactions, income, corporate actions and financing

1.      Capture of settlement activity and realization of cash within the Fund segregated between capital and income

2.      Valuation of underlying CFD or Exchange Traded positions

3.      Reconciliation of swap to counterparty

Included in Asset Tier fee

Out-of-pocket and Pass Through Expenses

Recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following*:

•	Information, Pricing Benchmarking and other Data Licensed Services. These charges include payments to service providers such as IDC, Reuters, Bloomberg, etc). Archive charges to include storage, transportation, and recalls of archive boxes.

•	Printing/Copying. These charges include expenses associated with printing copying and fax support.

*	Additional fee categories may be added in response to future developments, e.g., when new regulations are enacted that result in additional expense to comply with those regulations.

Third Party Derivatives Processing

Service	Description	Fee
Trade Capture	Transaction (STP) Set up fee - per trade	5.00
	Amendment (STP) fees - per trade	5.00
	Transaction (Non- STP) Set up fee - per trade	75.00
	Amendment (Non-STP) fees - per trade	75.00
Derivatives Processing	Lifecycle Management	1.00 per contract per day
	Counterparty Reconciliations
	Broker Fee Collection

Independent Valuations	Vendor Valuation Fee by instrument complexity*	Primary (per day)	Secondary (per day)
	Vanilla	2.00	1.00
	Moderate	3.50	2.00
	Complex	7.00	5.25

*	Complexity is determined based on vendor classification and is subject to change. Complexity by instrument type can be provided to Customer upon request. Fee is inclusive of vendor (e.g. Markit, Pricing Direct) fee.

Fee Terms and Conditions

Bank’s fees shall remain in place until December 1, 2019 (the “Initial Term”) or as mutually agreed upon by the parties.

Bank reserves the right to renegotiate its fee schedule at any time, should the Customer’s actual investment portfolio and/or trading activity differ significantly from the assumptions used to develop our fee proposal, but no changes to the fee schedule may be made unilaterally. The fee schedule may also be amended by mutual agreement of the parties if the Customer’s service requirements change. If the fee schedule is to be revised, each party agrees to negotiate, diligently and in good faith, to agree upon new fees based on actual investment portfolio and/or trading activity or new service requirement changes. In addition, Customer is permitted at any time to discontinue the use of Third Party Derivatives Processing for certain derivatives provided Customer has provided Bank with 30 days’ prior notice. Related to Fund Accounting services, bond broker quotes are currently included in the overall Fund Accounting fees. Should there be a significant increase in the use of bond broker quotes, Bank and the Customer agree to revisit this arrangement.

Fees for additional service(s) and/or market(s) added at the request of the Customer while this fee schedule is in effect will be assessed at Bank’s standard price(s), unless an alternative pricing arrangement is agreed upon in advance by the Customer and Bank.

Bank requires invoices to be paid in U.S. Dollars, unless Bank and the Customer have agreed upon alternative payment arrangements in advance of remittance.

Basis point fee(s), if applicable, will be calculated at the end of the monthly billing period using asset values derived by Bank from data provided by its selected pricing sources and in accordance with generally accepted accounting principles. In the event that Bank must rely on the Customer or a portfolio manager or other party(ies) selected by the Customer to provide valuation(s) for the purpose of calculating basis point fee(s), Bank must receive such valuations no later than 30 days after the end of the billing period in a format deemed acceptable by Bank. In the event that Bank does not receive valuations by the required date, Bank will render an invoice using the most recent valuation(s) received for the respective investment(s)/account(s).

Bank will present invoices monthly in arrears, with payment expected via appropriate billing arrangement, unless an alternative billing arrangement is negotiated between the Customer and Bank. All annual fees, including basis point fees, will be pro-rated based on the number of months included in the billing period.

Transaction charges, if applicable, are applied to all securities transactions (including receives/delivers vs. payment and free, securities loans, repurchase agreements, redemptions and corporate actions) effected during the billing period. It is assumed that a Customer and its investment adviser will instruct the Bank of trades and other account activity in a mutually agreed electronic format that enables straight-through processing (STP), using the Bank’s proprietary systems, SWIFT messages, direct electronic transmissions or other means deemed acceptable by the Bank. Transaction instructions that require manual input will incur a surcharge.

Any customized technology projects required to meet the Customer specific requirements, such as non-standard reporting requirements, system interfaces or enhancements, will be billed to the Customer based on the time and materials required to design, develop, test and deliver the project, unless an alternative arrangement is negotiated between the Customer and Bank.

SCHEDULE C

Fund Accounting Services

Scope of Service

•	NAV calculation/fund valuation:

•	Calculation of NAV based on a single valuation per day

•	Standard transactional and NAV materiality thresholds

•	Share class accounting with market standard allocation methodology

•	Support both GAAP and tax-based records

•	Utilizing standard NAV delivery timeframes

•	Asset pricing and reporting

•	Standard automated vendor inputs, including international fair valuation

•	Standard valuation oversight reporting (e.g., fair value reports, broker prices, etc.)

•	Capital stock processing and reconciliation

•	Automated data files from transfer agent using market standard formats

•	Automated NAV transmissions to transfer agent using market standard formats

•	Cash availability reporting for money market funds

•	Portfolio trades processing

•	Market standard automated trade files

•	Corporate actions processing

•	Portfolio income recognition

•	Automated expense processing

•	Rate calculations for daily distributing funds (non-daily distributions performed by fund administration)

•	Standard monthly SEC yield calculations

•	Cash Reconciliations

•	Asset reconciliations

•	NAV dissemination

•	Standard J.P. Morgan automated tools and reporting

•	Audit reporting and coordination

•	External audit, SSAE16, and due diligence coordination

•	Annual Form 5500 Schedule H report support

•	Standard accounting data extracts

•	ASC 820 and 815 support

•	Standard client reporting

•	Standard end-of-day accounting information

•	Standard risk oversight reporting (e.g.. aged receivables, stale prices, etc.) using Views Portfolio Reporting (VPR)

•	Website holdings files for both active and passive Funds

•	Support a secondary non Fair Valued NAVs (w/o FX Rates & Factors) for index tracking purposes

•	Calculate actual and estimated cash amounts for the Portfolio Composition File (“PCF”) each Business Day

•	Adjust the PCF for any corporate actions going effective the next trading day

•	Create for each Fund, the PCF file on any given Business Day and transmitting the PCF file to the NSCC daily

OTC Derivatives Servicing (if applicable)

•	OTC Derivatives Accounting/Base Position Management

•	Calculation of cash flow events for supported instruments or receipt of cash events for non-supported instruments

•	Processing of OTC valuation and cash data into the J.P. Morgan accounting system

•	Reconciliation of J.P. Morgan accounting system OTC positions to the client or client’s fund manager

•	Reconciliation of the J.P. Morgan accounting system OTC positions, fees and coupons to the Clearing Broker

•	Cash break management in relation to the accounting ledger

•	Sourcing Valuation on a directed frequency from the Investment Manager

•	OTC Derivative Trade and Instruction Capture

•	Trade capture via FPML and / or J.P. Morgan pre-formatted .CSV template – full trade data to be supplied

•	Valuation - Provision of a Third Party Provided Valuation-Lifecycle and Position Management

•	Sourcing of OTC derivative valuation from a relevant third party pricing provider – single source

•	Entry of Clearing House sourced OTC derivative valuation into the J.P. Morgan accounting system

•	Standard Client Reporting

•	Dual sourcing – available, subject to an additional fee

Exhibit A to Schedule C

NET ASSET VALUE ERROR CORRECTION POLICY & PROCEDURES

1.	As used in this Agreement and the Schedules and Appendices to this Agreement, the following terms have the meaning hereinafter stated:

“NAV Error” is defined as one or more errors in the computation of net asset value which, when considered cumulatively, result in a difference between the originally computed NAV and the corrected NAV of at least $0.010 per share. This computation is based upon the actual difference and is not based upon the rounding of the NAV to the nearest cent per share.

“Per Share NAV Error” is the difference between the originally computed per share NAV, and the amount that would have been computed had the errors not occurred.

“NAV Error Period” comprises those days during which a NAV Error existed.

“Fund Loss” refers to a situation where a Fund has either paid excessive redemption proceeds as a result of an overstatement of the NAV or received insufficient creation proceeds as a result of an understatement of the NAV. When such a Fund Loss occurs, the individual Participants effecting transactions received a corresponding benefit (a “Participant Benefit”).

“Fund Benefit” means a situation where a Fund has either paid insufficient redemption proceeds as a result of an understatement of NAV or received excessive creation proceeds as a result of an overstatement of NAV. When such a Fund Benefit occurs, the individual Participants effecting transactions suffer a corresponding loss (a “Participant Loss”).

“Participant” means a broker or dealer that is a DTC participant and that has executed an Authorized Participant Agreement with the distributor of a Fund.

The term “responsible person” means a person who, by virtue of negligence, fraud, or willful misconduct, caused or contributed to an NAV Error.

2.	The following Procedures will be utilized by the Bank with respect to NAV Error corrections:

(a)	If the error in the computation of the net asset value is less than $0.010 per share, no action shall be taken.

(b)	If a Per Share NAV Error is less than one half of one percent of the originally computed Per Share NAV, the Bank, on behalf of the Fund, will determine whether total Fund Losses exceeded total Fund Benefits for the NAV Error Period. If the Fund incurred a net loss, the Fund shall obtain reimbursement for such loss from the responsible person or persons. If the Fund had a net benefit, no action need be taken; however, such net benefit should not be carried forward to any analyses performed in the future for other NAV Errors that may arise.

(c)	If the Per Share NAV Error equals or exceeds one half of one percent of the originally computed per share NAV, 1) Participants should be compensated for Participant Losses, and 2) the Fund shall obtain reimbursement for such loss from the responsible person or persons for Fund Losses.

(i)	With respect to individual Participant Losses, the Fund (or responsible party) shall pay to individual Participants any additional redemption proceeds owed and/or refund excess creation monies paid.

(ii)	With respect to Fund Losses, the Fund shall cause either the responsible person or persons or the individual Participants to reimburse the Fund for the amount of the Fund’s Losses.

(d)	In the case of an error that fluctuates above and below one half of one percent, individual Participant’s adjustments should be effected for those days where the NAV Error was equal to or exceeded one half of one percent. With respect to the remaining days, the Fund level process described above in Section 2(b) may be applied.

(e)	If there is a subsequent discovery of an error which affects a NAV Error Period that had previously been corrected in the manner described above, the subsequently discovered NAV Error should be analyzed in isolation without taking into consideration the previously corrected NAV Errors.

(f)	In cases where a NAV Error equals or exceeds one half of one percent of the originally computed per share NAV, the Fund will instruct the Transfer Agent to reprocess transactions at the expense of the responsible person or persons.

(g)	In cases where the Bank is not the responsible person with regard to an NAV Error, the Bank shall be entitled to reasonable compensation for the work it performs with respect to the remediation of the NAV Error.

(h)	In cases where the Bank is a responsible person with regard to an NAV Error, but not the sole responsible person, the Fund, to the extent customary under industry practice, shall seek recovery from each such responsible person, for its proportional share of the applicable Fund Loss or Participant Loss.

SCHEDULE D

J.P. Morgan Investor Services Global Custody Restricted Markets Schedule

The following table identifies certain markets that Bank has determined to be restricted markets and provides summary information about the nature of the restrictions applicable in each. Bank reserves the right to update this Schedule from time to time upon notice to Customer.

Market	Restrictions
Costa Rica

Local currency will be held in one or more separate cash accounts that Bank opens for the benefit of its customers with Bank’s Costa Rican Subcustodian.

If Bank’s Costa Rican Subcustodian exits the market or becomes an unacceptable provider of subcustody services, Bank may cease to provide custody services with respect to Securities that are safekept in Costa Rica. Although Bank will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Iceland

Until further notice from Bank, no deposits of Icelandic currency will be held in the Customer’s Cash Account except for the proceeds of sales of Securities safekept in Iceland (“Icelandic Securities”) or where income and corporate action proceeds are paid in local currency.

Until further notice from Bank, any credit of Icelandic currency to the Customer’s Cash Account with Bank will be conditional and subject to reversal by Bank upon notice to Customer except to the extent that the funds are able to be applied at Customer’s Instruction to the purchase of Icelandic Securities or Bank is able to repatriate the funds from Bank’s Icelandic Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that Bank is able to obtain, as reasonably determined by Bank.

Malawi

Local currency will be held in one or more separate cash accounts that Bank opens for the benefit of its customers with Bank’s Malawi Subcustodian.

Due to unclear standards in the Malawi market with respect to the completion and submission of corporate action elections,Bank will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Malawi (“Malawi Securities”).

If Bank’s Malawi Subcustodian exits the market or becomes an unacceptable provider of subcustody services, Bank may cease to provide custody services with respect to Malawi Securities. Although Bank will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Palestinian Territories	Until further notice from Bank, any credit of U.S. Dollars or Jordanian Dinars to the Customer’s Cash Account with Bank applied at Customer’s Instruction to the purchase or sale of Securities safekept in the Palestinian Territories will be conditional and subject to reversal by Bank upon notice to Customer except to the extent that the funds are able to be repatriated or Bank is able to repatriate the funds from Bank’s Subcustodian in the Palestinian Territories via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that Bank is able to obtain, as reasonably determined by Bank.

Market	Restrictions
Clients acknowledge that, due to the political uncertainties and ongoing development, issues may arise in the Palestinian Territories in connection with any of the services which the Palestinian Subcustodian is providing under our subcustodian agreement with them. As a result, Bank wishes to highlight that there could be disruption in services, and that these disruptions or limitations in service would be considered as force majeure.

Tanzania

Local currency will be held in one or more separate cash accounts that Bank opens for the benefit of its customers with Bank’s Tanzanian Subcustodian.

Due to the unclear standards in the Tanzanian market with respect to the completion and submission of corporate action elections, Bank will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to Securities safekept in Tanzania (“Tanzanian Securities”).

If Bank’s Tanzanian Subcustodian exits the market or becomes an unacceptable provider of subcustody services, Bank may cease to provide custody services with respect to Tanzanian Securities. Although Bank will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Ukraine (for Ukrainian Equities only)

Customer should refer to the current version of the applicable Bank’s Ukraine briefing memo regarding the account structure and corporate action nuances of the Ukrainian market.

For client opening accounts in Ukraine and unincorporated client types in particular, due to unclear standards in the Ukrainian market with respect to the completion and submission of corporate action elections, Bank will be subject to a “reasonable efforts” standard of care with respect to any Corporate Action related to equity Securities safekept in Ukraine.

West African Economic and Monetary Union (“WAEMU”)

Local currency will be held in one or more separate cash accounts that Bank opens for the benefit of its customers with Bank’s WAEMU Subcustodian.

If Bank’s WAEMU Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate within one or more of the member states of WAEMU, Bank may cease to provide custody services with respect to Securities issued in member states of WAEMU that are settled and safekept at Dépositaire Central/Banque de Règlement S.A. Although Bank will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

Zimbabwe

Until further notice from Bank, any credit of U.S. Dollars to the Customer’s Cash Account with Bank applied at Customer’s Instruction to the purchase or sale of Securities safekept in Zimbabwe (the “Zimbabwe Securities”) will be conditional and subject to reversal by Bank upon notice to Customer except to the extent that the funds are able to be repatriated or Bank is able to repatriate the funds from Bank’s Zimbabwean Subcustodian via a foreign exchange transaction (upon Instruction received from Customer). In this regard, Customer will be entitled to no more than Customer’s pro rata share of any recoveries that Bank is able to obtain, as reasonably determined by Bank.

If Bank’s Zimbabwean Subcustodian exits the market or becomes an unacceptable provider of subcustody services, or if market conditions otherwise deteriorate, Bank may cease to provide custody services with respect to Zimbabwe Securities. Although Bank will work with customers to mitigate the impact of any decision to exit the market, it may not be practicable to give significant advance notice of the exit.

SCHEDULE E

BASKET MANAGEMENT SERVICES

On a daily basis, Customer will supply to Bank the file(s), in the reasonably appropriate for the Bank format, containing the composition of each Fund’s basket of securities and cash. Bank will provide the following, as necessary:

Basket valuation

•	Calculation of a daily PCF including cash component and forecast

•	Projected vs. Actual cash comp analysis

•	Support AP queries

•	Provide corporate action and dividend forecast

•	PCF distribution (FTP, email)

•	Publication of supporting reports for ETF - (that is, daily holdings, custom website publications)

•	Calculation of order-related fees

•	Daily fund versus Index performance analysis

Basket creation

•	Flexible basket creation service for clients:

•	Basket roll forward

•	Client portfolio model

•	Index agent

•	Support same-day revisions and next-day supplemental files

•	Client portal to view and approve baskets

•	Ability to restrict individual assets ad hoc or via standing instructions

•	Monitoring of EOD ETF file transmissions

•	Adjust the Portfolio Composition File (PCF) for any Corporate Actions going effective the next trading day

ANNEX A

Electronic Access

1.    Bank may permit the Customer and its Authorized Persons to access certain electronic systems and applications (collectively, the “Products”) and to access or receive electronically Data (as defined below) in connection with the Agreement. Bank may, from time to time, introduce new features to the Products or otherwise modify or delete existing features of the Products in its sole discretion. Bank shall endeavor to give the Customer reasonable notice of its termination or suspension of access to the Products, but may terminate or suspend access immediately if Bank determines, in its sole discretion, that providing access to the Products would violate Applicable Law or that the security or integrity of the Products is at risk. Access to the Products shall be subject to the Security Procedures.

2.    In consideration of the fees paid by the Customer to Bank and subject to any applicable software license addendum in relation to Bank-owned or sublicensed software provided for a particular application and Applicable Law, Bank grants to the Customer a non-exclusive, non-transferable, limited and revocable license to use the Products and the information and data made available through the Products or transferred electronically (the “Data”) for the Customer’s internal business use only. The immediately preceding sentence does not apply to the records described in Section 2.13 of the Agreement. The Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein. The license granted herein will permit use by the Customer’s Authorized Person, provided that such use shall be in compliance with the Agreement, including this Annex. The Customer acknowledges that elements of the Data, including prices, corporate action information, and reference data, may have been licensed by Bank from third parties and that any use of such Data beyond that authorized by the foregoing license, may require the permission of one or more third parties in addition to Bank.

3.     The Customer acknowledges that there are security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and the Customer hereby expressly assumes such risks. The Customer is solely responsible for obtaining, maintaining and operating all software (including antivirus software, anti-spyware software, and other internet security software) and personnel necessary for the Customer to access and use the Products. All such software must be interoperable with Bank’s software. Each of the Customer and Bank shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

4.     In cases where Bank’s web site is unexpectedly down or otherwise unavailable, Bank shall, absent a force majeure event, provide other appropriate means for the Customer or its Authorized Persons to instruct Bank or obtain reports from Bank. Bank shall not be liable for any Liabilities arising out of the Customer’s use of, access to or inability to use the Products via Bank’s web site in the absence of Bank’s gross negligence or willful misconduct.

5.     Use of the Products may be monitored, tracked, and recorded. In using the Products, the Customer hereby expressly consents to such monitoring, tracking, and recording. Individuals and organizations should have no expectation of privacy unless local law, regulation, or contract provides otherwise. Bank shall own all right, title and interest in the data reflecting the Customer usage of the Products or Bank’s web site (including, but not limited to, general usage data and aggregated transaction data). Bank may use and sublicense data obtained by it regarding the Customer’s use of the Products or Bank’s website, as long as Bank does not disclose to others that the Customer was the source of such data or the details of individual transactions effected using the Products or web site.

6.     The Customer shall not knowingly use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass distribution of e-mail.

7.     The Customer shall promptly and accurately designate in writing to Bank the geographic location of its users upon written request. The Customer further represents and warrants to Bank that the Customer shall not access the service from any jurisdiction which Bank informs the Customer or where the Customer has actual knowledge that the service is not authorized for use due to local regulations or laws, including applicable software export rules and regulations. Prior to submitting any document which designates the persons authorized to act on the Customer’s behalf, the Customer shall obtain from each individual referred to in such document all necessary consents to enable Bank to process the data set out therein for the purposes of providing the Products.

8.     The Customer will be subject to and shall comply with all applicable laws, rules and regulations concerning restricting collection, use, disclosure, processing and free movement of the Data (collectively, the “Privacy Regulations”). The Privacy Regulations may include, as applicable, the Federal “Privacy of Consumer Financial Information” Regulation (12 CFR Part 30), as amended from time to time, issued pursuant to Section 504 of the Gramm-Leach-Bliley Act of 1999 (15 U.S.C. §6801, et seq.), the Health and Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d), The Data Protection Act 1998 and Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to processing of personal data and the free movement of such data.

9.     The Customer shall be responsible for the compliance of its Authorized Persons with the terms of the Agreement, including this Annex.

APPENDIX 1

Information Regarding Country Risk

1.	To aid Customer in its determinations regarding Country Risk, the Bank shall furnish annually, and upon the initial placing of Financial Assets and cash into a country, the following information:

A.	Opinions of local counsel concerning:

i.	Whether applicable foreign law would restrict the access of Customer’s independent public accountants to books and records kept by an Eligible Foreign Custodian located in that country which pertain to the Customer’s account.

ii.	Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

iii.	Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

iv.	Whether applicable foreign law would restrict the Customer’s right as foreign investors to convert Customer’s cash or cash equivalents into U.S. dollars which have not yet been invested in securities.

B.	A market profile with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) securities depositories (including depository risk assessment), if any.

2.	To aid Customer in monitoring Country Risk, the Bank shall furnish the following additional information:

Newsflashes, including with respect to changes in the information in market profiles.